Exhibit 10.28.3

AMENDMENT TO

MACY’S, INC. PROFIT SHARING 401(k) INVESTMENT PLAN

The Macy’s, Inc. Profit Sharing 401(k) Investment Plan (the “Plan”) is hereby amended, effective as of January 1, 2010 and in order to provide for a reduced matching contribution formula with respect to the Plan’s 2010 plan year, in the following respects.

1. Section 6.1 of the Plan is amended in its entirety to read as follows.

6.1 Annual Amount of Matching Contributions. For each Plan Year which ends after the Effective Amendment Date, the Employer shall contribute amounts to the Trust in addition to the Savings Contributions elected by Participants for such Plan Year. Such additional contributions shall be referred to in the Plan as “Matching Contributions.” Subject to the other provisions of the Plan, the amount of Matching Contributions which shall be made by the Employer for any Plan Year which ends after the Effective Amendment Date (for purposes of this Section 6.1, the “subject Plan Year”) shall be the amount determined under the following subsections of this Section 6.1.

6.1.1 Subject to the provisions of Subsections 6.1.2, 6.1.3, 6.1.4, and 6.1.5 below, the amount of Matching Contributions which shall be made by the Employer for the subject Plan Year shall be equal to 3.5% of the Employer’s net income, as determined for the tax year of the Employer which begins in the subject Plan Year (before deduction of any Matching Contributions to this Plan and only after excluding the amount of any extraordinary items) by Macy’s chief accounting officer in accordance with the standard accounting procedures of Macy’s and as so categorized in the financial statements of the Employer.

6.1.2 In addition to the amount determined under Subsection 6.1.1 above, the Employer shall, subject to the provisions of Subsections 6.1.3, 6.1.4, 6.1.5, and 6.1.6 below, also make a further amount of Matching Contributions for the subject Plan Year to the extent necessary (and only to the extent necessary) so that the total amount of Matching Contributions made by the Employer for the subject Plan Year is at least equal to 33-1/3% of the aggregate amount of Basic Savings Contributions made for the subject Plan Year on behalf of all Participants who are Match Eligible Participants for the subject Plan Year (as such Participants are determined under the provisions of Subsection 7.2.2 below).

6.1.3 In addition to the amounts determined under Subsections 6.1.1 and 6.1.2 above, the Employer may, in its discretion and by resolution or other written action taken by the Board (or any committee of the Board or group of officers of Macy’s to which or whom the powers described in this Subsection 6.1.3 are delegated by the Board) but also subject to the provisions of Subsections

6.1.4, 6.1.5, and 6.1.6 below, make a further amount of Matching Contributions for the subject Plan Year in any amount it determines.

6.1.4 Subject to the provisions of Subsection 6.1.5 and 6.1.6 below but notwithstanding any of the foregoing subsections of this Section 6.1, in no event shall the total amount of the Matching Contributions to be made by the Employer for the subject Plan Year under the foregoing subsections of this Section 6.1 be greater than a maximum amount as determined under this Subsection 6.1.4. The maximum amount of the Matching Contributions to be made by the Employer for the subject Plan Year shall be equal to 100% of the aggregate amount of Basic Savings Contributions made for the subject Plan Year on behalf of all Participants who are Match Eligible Participants for the subject Plan Year (as such Participants are determined under the provisions of Subsection 7.2.2 below).

6.1.5 Subject to the provisions of Subsection 6.1.6 below but notwithstanding any of the foregoing subsections of this Section 6.1, when the subject Plan Year is either the Plan Year that begins on January 1, 2009 or the Plan Year that begins on January 1, 2010, then the amount of the Matching Contributions to be made by the Employer for such subject Plan Year shall not be determined at all under the foregoing subsections of this Section 6.1 but instead shall be equal to 10% of the aggregate amount of Basic Savings Contributions made for such subject Plan Year on behalf of all Participants who are Match Eligible Participants for such subject Plan Year (as such Participants are determined under the provisions of Subsection 7.2.2 below).

6.1.6 To the extent permitted by Section 9.5 below, any forfeitures arising during the subject Plan Year shall be used to reduce and be substituted in place of those Matching Contributions which: (i) are otherwise required or determined under the foregoing subsections of this Section 6.1 for the subject Plan Year; and (ii) also, when the subject Plan Year is neither the Plan Year that begins on January 1, 2009 or the Plan Year that begins on January 1, 2010, exceed the amount of Matching Contributions which would be made for the subject Plan Year if such amount were limited to the amount described in Subsection 6.1.1 above. For purposes of the foregoing subsections of this Section 6.1 and also for purposes of Section 7.2 below (which concerns the allocation of Matching Contributions), any forfeitures (or other amounts) which are used to reduce and substitute for any amount of Matching Contributions for the subject Plan Year shall be considered as if they were such Matching Contributions for the subject Plan Year.

2. Subsection 6.2.2 of the Plan is amended in its entirety to read as follows.

6.2.2 The actual amount paid as Matching Contributions for any Plan Year may initially, to the extent determined with respect to the amount set forth in Subsection 6.1.1 above, be based upon Macy’s net income as estimated by Macy’s chief accounting officer in accordance with data available to him or her at the time the estimate is made. In the event that, after Macy’s chief accounting officer subsequently determines the final calculation of the amount set forth in Subsection 6.1.1 above, an additional amount is required to be contributed to the Plan by the Employer to meet the required Matching Contribution provisions of Section 6.1 above, then the Employer will make such additional contribution as soon as possible after such final calculation is completed. In the event that the final calculation of the amount set forth in Subsection 6.1.1 above shows that the Employer made Matching Contributions for the subject Plan Year in excess of the amount required under Section 6.1 above, the amount by which the actual amount of Matching Contributions which were made exceeds the required Matching Contributions for such Plan Year shall be deemed not to have been made for such Plan Year but instead shall be deemed made in the next following Plan Year and shall be used as soon as possible to reduce (and to substitute for) the next required Matching Contributions to be made to the Plan. Notwithstanding the foregoing provisions of this Subsection 6.2.2, this Subsection 6.2.2 shall not apply at all to either the Plan Year that begins on January 1, 2009 or the Plan Year that begins on January 1, 2010.

3. Subsection 7.2.3 of the Plan is amended in its entirety to read as follows.

7.2.3 The Matching Contributions made to the Trust for any Plan Year which ends after the Effective Amendment Date (for purposes of this Subsection 7.2.3, the “subject Plan Year”) shall be allocated among the Matching Accounts of the Participants who are Match Eligible Participants for the subject Plan Year (for purposes of this Subsection 7.2.3, the “Eligible Participants”) in accordance with the following paragraphs of this Subsection 7.2.3.

(a) Subject to the provisions of paragraph (d) below, the Matching Contributions made for the subject Plan Year by reason of Section 6.1 above shall first be allocated among the Matching Accounts of the Eligible Participants in proportion to each Eligible Participant’s Basic Savings Contributions made for the subject Plan Year, until each Eligible Participant’s Matching Account has been allocated 33-1/3% of the Eligible Participant’s Basic Savings Contributions made for the subject Plan Year.

(b) Subject to the provisions of subparagraphs (1) and (2) of this paragraph (b) and also to the provisions of paragraph (d) below, the portion of any Matching Contributions made for the subject Plan Year that are not allocated in accordance with the provisions of paragraph (a) above shall be allocated among the Matching Accounts of the Eligible Participants in proportion to each Eligible Participant’s Adjusted Basic Savings Contributions made for the subject Plan Year.

(1) Notwithstanding the foregoing provisions of this paragraph (b), no Eligible Participant’s Matching Account shall be allocated an amount for the subject Plan Year under this paragraph (b) to the extent that such amount would cause the Eligible Participant’s Matching Account to be allocated in the aggregate under paragraphs (a) and (b) of this Subsection 7.2.3 more than

100% of the Basic Savings Contributions made for the subject Plan Year by or for such Eligible Participant.

(2) Also notwithstanding the foregoing provisions of this paragraph (b), if the subject Plan Year is the Plan Year ending December 31, 2008, then the Matching Account of any Eligible Participant who participated in the May Profit Sharing Plan at any time in the period from January 1, 2008 through August 31, 2008, and who withdrew during such period any Basic Savings Contributions for such Plan Year or any earlier Plan Year from his or her Savings Account, shall be allocated for such Plan Year only 50% of the amount that would otherwise be allocated to such Matching Account for such Plan Year under the foregoing provisions of this paragraph (b).

(3) To the extent the amounts otherwise to be allocated to any Eligible Participants’ Matching Accounts under this paragraph (b) are limited by reason of subparagraphs (1) and (2) of this paragraph (b), the sum by which such amounts are so limited (for purposes of this subparagraph (3), the “reallocable sum”) shall be allocated among the Matching Accounts of the remaining Eligible Participants (for whom the amounts otherwise to be allocated to their Matching Accounts under this paragraph (b) are not limited by reason of subparagraphs (1) and (2) of this paragraph (b)) in proportion to each such remaining Eligible Participant’s Adjusted Savings Contributions made for the subject Plan Year.

(c) For purposes of paragraph (b) above, an Eligible Participant’s “Adjusted Basic Savings Contributions” for the subject Plan Year means: (i) 100% of the Basic Savings Contributions made for the subject Plan Year on behalf of the Eligible Participant if he or she has completed less than 15 years of Vesting Service by the start of the subject Plan Year; or (ii) 150% of the Basic Savings Contributions made for the subject Plan Year on behalf of the Eligible Participant if he or she has completed 15 or more years of Vesting Service by the start of the subject Plan Year.

(d) Notwithstanding any of the foregoing paragraphs of this Subsection 7.2.3, when the subject Plan Year is either the Plan Year that begins on January 1, 2009 or the Plan Year that begins on January 1, 2010, then the Matching Contributions made for the subject Plan Year by reason of Section 6.1 above shall not be allocated under the foregoing paragraphs of this Subsection 7.2.3 but instead shall be allocated among the Matching Accounts of the Eligible Participants in proportion to each Eligible Participant’s Basic Savings Contributions made for the subject Plan Year, until each Eligible Participant’s Matching Account has been allocated 10% of the Eligible Participant’s Basic Savings Contributions made for the subject Plan Year. No further or different allocations of Matching Contributions for either the Plan Year that begins on January 1, 2009 or the Plan Year that begins on January 1, 2010 shall apply.

[Signature Page of Amendment Is Following Page]

IN ORDER TO EFFECT THE FOREGOING PLAN REVISIONS, the sponsor of the Plan hereby signs this Plan amendment.

MACY’S, INC.

By:	/s/ David W. Clark
Title:	EVP, Human Resources

Date:	3/30/2010

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